Exhibit 10.5

BERTH 121

OPERATING AGREEMENT

This BERTH 121 OPERATING AGREEMENT (the “Agreement”) is dated as of December 6, 2013 (the “Execution Date”), by and between Tesoro Logistics Operations LLC, a Delaware limited liability company (“Operator”), and Carson Cogeneration Company, a Delaware corporation (“Carson Cogen”).

RECITALS

WHEREAS, Carson Cogen and the City of Long Beach, California (the “City”), are parties to that certain Pier E Tanker Terminal Agreement, dated October 24, 1980 (as such lease may be amended, restated, modified, supplemented or renewed from time to time, the “Berth 121 Port Lease”);

WHEREAS, Carson Cogen and Phillips 66 Company, a Delaware corporation (“Phillips 66”), are parties to that certain Agreement, dated July 3, 1979, relating to the operation of marine vessel Berth 121 located at the Port of Long Beach (“Berth 121”) and Pipeline 95 (owned by Phillips 66) (as such agreement may be amended, restated modified or supplemented from time to time (the “Use Agreement”);

WHEREAS, the leasehold interest under Berth 121 Port Lease is expected be to subleased (the “Sublease”) by Carson Cogen to Operator, upon receipt of the City’s consent;

WHEREAS, the operation of Berth 121 by Operator, as sublessee under the Sublease will require a Certificate of Financial Responsibility (“COFR”) issued by the California Department of Fish and Game (“CDFG”) in favor of Operator;

WHEREAS, concurrently herewith, Operator and Carson Cogen, among other parties, have entered into that certain Long Beach Berth Throughput Agreement (the “Throughput Agreement”);

WHEREAS, during the period commencing on the Execution Date and continuing until the Termination Date, Carson Cogen desires to engage Operator to perform Carson Cogen’s obligations under the Berth 121 Port Lease and the Use Agreement.

NOW, THEREFORE, in consideration of the covenants and obligations contained herein, the Parties hereto hereby agree as follows:

SECTION 1 DEFINITIONS

Capitalized terms used throughout this Agreement shall have the meanings set forth below, unless otherwise specifically defined herein.

“Agreement” has the meaning set forth in the Preamble.

“Applicable Law” means any applicable statute, law, regulation, ordinance, rule, determination, judgment, rule of law, order, decree, permit, approval, concession, grant, franchise, license, requirement, or any similar form of decision of, or any provision or condition of any permit, license or other operating authorization issued by any Governmental Authority having or asserting jurisdiction over the matter or matters in question, whether now or hereafter in effect.

“Berth 121” has the meaning set forth in the Recitals.

“Berth 121 Port Lease” has the meaning set forth in the Recitals.

“Business Day” means a day, other than a Saturday or Sunday, on which banks in New York, New York are open for the general transaction of business.

“Carson Assets Indemnity Agreement” means that certain Carson Assets Indemnity Agreement entered into by the Parties, and other parties, concurrently herewith.

“Carson Cogen Group” means Carson Cogen, its affiliates, and their respective officers, directors, employees, agents, successors, and assigns (excluding any member of the Operator Group).

“Carson Cogen” has the meaning set forth in the Preamble.

“CDFG” has the meaning set forth in the Recitals.

“City” has the meaning set forth in the Recitals.

“Claims” has the meaning set forth in Section 7(a).

“COFR” has the meaning set forth in the Recitals.

“Confidential Information” means all confidential, proprietary or non-public information of a Party, whether set forth in writing, orally or in any other manner, including all non-public information and material of such Party (and of companies with which such Party has entered into confidentiality agreements) that another Party obtains knowledge of or access to, including non-public information regarding products, processes, business strategies and plans, customer lists, research and development programs, computer programs, hardware configuration information, technical drawings, algorithms, know-how, formulas, processes, ideas, inventions (whether patentable or not), trade secrets, schematics and other technical, business, marketing and product development plans, revenues, expenses, earnings projections, forecasts, strategies, and other non-public business, technological, and financial information.

“Crude Oil” means crude petroleum, synthetic crude oil, topped crude oil, condensate and all associated blends thereof.

“Execution Date” has the meaning set forth in the Recitals.

“Governmental Authority” means any federal, state, local or foreign government or any provincial, departmental or other political subdivision thereof, or any entity, body, port authority or other authority exercising executive, legislative, judicial, regulatory, administrative or other governmental functions or any court, department, commission, board, bureau, agency, instrumentality or administrative body of any of the foregoing.

“Marine Vessel” means any ocean tanker, ocean barge, river barge or other vessel.

“Month” means the period commencing on the Execution Date and ending on the last day of that calendar month and each successive calendar month thereafter.

“Operator” has the meaning set forth in the Preamble.

“Operator Group” means Operator, its parent company, Tesoro Logistics LP, a Delaware limited partnership, its parent’s general partner Tesoro Logistics GP, LLC, a Delaware limited liability company, their subsidiaries and their respective officers, directors, members, managers, employees, agents, successors, and assigns.

“Party” or “Parties” means that each of Operator and Carson Cogen is a “Party” and collectively are the “Parties” to this Agreement.

“Person” means any individual, partnership, limited partnership, joint venture, corporation, limited liability company, limited liability partnership, trust, unincorporated organization or Governmental Authority or any department or agency thereof.

“Phillips 66” has the meaning set forth in the Recitals.

“Pollution Event” has the meaning set forth in Section 7(c).

“Product” or “Products” means Crude Oil and Refined Products.

“Receiving Party Personnel” has the meaning set forth in Section 15(d).

“Refined Products” means gasoline, gasoline blend component, diesel, distillate, distillate blend components, jet/aviation fuel, fuel oil, cut back resid, cutter stock, gas oil and/or other commodity other than Crude Oil specified in this Agreement or otherwise mutually agreed upon by the Parties.

“Regulatory Obligations” means standards, regulations, permits or conditions required by a Governmental Authority.

“Sublease” has the meaning set forth in the Recitals.

“Term” has the meaning set forth in Section 4.

“Termination Date” has the meaning set forth in Section 3.

“Throughput Agreement” has the meaning set forth in the Recitals.

SECTION 2 GENERAL UNDERTAKINGS

During the Term, Operator agrees to fully perform Carson Cogen’s obligations under the Berth 121 Port Lease and the Use Agreement.

SECTION 3 TERMINATION DATE

The “Termination Date” will be the date the Sublease is effective.

SECTION 4 TERM

The term of this Agreement shall be for the period commencing on the Execution Date and continuing until the Termination Date (the “Term”).

Notwithstanding the foregoing, and in addition to terms and conditions contained in Section 8, this Agreement shall terminate if any of the following events occur:

(a) the termination, cancellation or expiration of the Berth 121 Port Lease for any reason during the Term, whereupon this Agreement shall terminate immediately upon such event; or

(b) in the event of a rescission with respect to Berth 121 pursuant to the Contribution, Conveyance and Assumption Agreement dated November 18, 2013, by and among Tesoro Corporation, Carson Cogen, Tesoro Refining & Marketing Company LLC, Tesoro Logistics GP, LLC, Tesoro Logistics LP and Tesoro Logistics Operations LLC.

SECTION 5 OPERATION OF THE BERTH 121 ASSETS DURING TERM

(a) Operator shall be compensated for its services hereunder pursuant to the Throughput Agreement, as follows: (i) Operator shall receive from Carson Cogen the throughput fees applicable to Berth 121 set forth in Section 4 of the Throughput Agreement and (ii) Operator shall receive from Carson Cogen the specified cost reimbursements with regard to Berth 121 set forth in Section 5 of the Throughput Agreement.

(b) Operator shall pay to Carson Cogen any amounts payable by Carson Cogen to the City under the Berth 121 Port Lease and any amounts payable to any other party by Carson Cogen in connection with the operation of Berth 121.

(c) Operator shall account for all of its costs in connection with the services provided hereunder in accordance with the “Accounting Procedures” set forth in Exhibit 7 to the Use Agreement. Carson Cogen and Operator shall jointly work with Phillips 66 to produce the annual budget required by the Use Agreement. Any new capital expenditures required under the Berth 121 Port Lease or the Use Agreement will remain the responsibility of Carson Cogen and Phillips 66. Carson Cogen shall pay to Phillips 66 any amounts due from Carson Cogen to Phillips 66 under the Use Agreement. Carson Cogen will pay to Operator any amounts paid by Phillips 66 to Carson Cogen under the Use Agreement.

(d) Carson Cogen reserves the right to amend the Berth 121 Port Lease and/or the Use Agreement at any time during the Term. If any such amendment increases Operator’s costs to perform its obligations hereunder, Carson Cogen shall promptly reimburse Operator for such increased costs, unless Operator would already be compensated for such increased costs under the Throughput Agreement.

(e) If during the Term of this Agreement Operator’s costs to perform its duties hereunder are increased by reason of any change in Regulatory Obligations, Carson Cogen shall promptly reimburse Operator for such increased costs, unless Operator would already be compensated for such increased costs under the Throughput Agreement.

SECTION 6 LIMITATION ON LIABILITY

IN NO EVENT SHALL A PARTY BE LIABLE TO THE OTHER PARTY FOR ANY LOST PROFITS OR INDIRECT, SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES, NO MATTER HOW CHARACTERIZED, RELATING TO THIS AGREEMENT AND ARISING FROM ANY CAUSE WHATSOEVER, EXCEPT WITH RESPECT TO INDIRECT, SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES ACTUALLY AWARDED TO A THIRD PARTY OR ASSESSED BY A GOVERNMENTAL AUTHORITY AND FOR WHICH A PARTY IS PROPERLY ENTITLED TO INDEMNIFICATION FROM THE OTHER PARTY PURSUANT TO THE EXPRESS PROVISIONS OF THIS AGREEMENT.

SECTION 7 INDEMNIFICATION

(a) Duty to Indemnify Carson Cogen Group. Except as expressly provided otherwise in this Agreement, Operator SHALL RELEASE, DEFEND, INDEMNIFY, AND HOLD HARMLESS the Carson Cogen Group from and against all claims, suits, causes of action, demands, losses, liabilities, damages, costs, expenses, fees (including, but not limited to, reasonable attorney’s fees), and court costs (collectively “Claims”), inclusive of Claims made by third parties, arising from or relating to any injury to or death of persons and/or damage, loss, or injury to any property (excluding Product) TO THE EXTENT OF THE PERCENTAGE OR PROPORTION OF DETERMINED FAULT ARISING FROM THE BREACH, DEFAULT, STRICT LIABILITY, OR THE NEGLIGENT ACTS, ERRORS, OR OMISSIONS OF OPERATOR OR ANY MEMBER OF THE OPERATOR GROUP WHILE PERFORMING OR RELATING TO ITS OR THEIR OBLIGATIONS UNDER THIS AGREEMENT.

(b) Duty to Indemnify Operator Group. Except as expressly provided otherwise in this Agreement, CARSON COGEN SHALL RELEASE, DEFEND, INDEMNIFY, AND HOLD HARMLESS the Operator Group from and against all Claims, inclusive of Claims made by third parties, arising from or relating to any injury to or death of persons and/or damage, loss, or injury to any property (excluding Product) TO THE EXTENT OF THE PERCENTAGE OR PROPORTION OF DETERMINED FAULT ARISING FROM THE BREACH, DEFAULT, STRICT LIABILITY, OR THE NEGLIGENT ACTS, ERRORS, OR OMISSIONS OF CARSON COGEN OR ANY MEMBER OF CARSON COGEN GROUP WHILE USING BERTH 121 AND/OR TO THE EXTENT OF THE PERCENTAGE OR PROPORTION OF DETERMINED FAULT ARISING FROM THE BREACH, DEFAULT, STRICT LIABILITY, OR THE NEGLIGENT ACTS, ERRORS, OR OMISSIONS OF CARSON COGEN OR ANY MEMBER OF THE CARSON COGEN GROUP WHILE PERFORMING OR RELATING TO CARSON COGEN’S OBLIGATIONS UNDER THIS AGREEMENT.

(c) Duty to Indemnify for Pollution Events. Notwithstanding anything to the contrary in this Agreement, in the event of any escape, release, discharge, threat of discharge, or disposal of any pollutants or hazardous materials from any member of Carson Cogen Group’s vehicles, Marine Vessels or equipment or otherwise caused by any member of the Carson Cogen Group while in, on, or adjacent to Berth 121 (each such event a “Pollution Event”), Operator shall have the right to commence emergency response and containment or clean-up activities, as deemed appropriate or necessary by Operator or required by any Governmental Authority, and shall notify Carson Cogen, as soon as reasonably possible, of such activities. CARSON COGEN SHALL ASSUME ALL RESPONSIBILITY FOR, AND SHALL RELEASE, DEFEND, INDEMNIFY, AND HOLD HARMLESS THE OPERATOR GROUP FROM AND AGAINST, ANY AND ALL CLAIMS ARISING FROM OR RELATING TO A POLLUTION EVENT EXCEPT TO THE EXTENT OF THE PERCENTAGE OR PROPORTION OF DETERMINED FAULT THAT CARSON COGEN SHALL SHOW ANY SUCH POLLUTION EVENT IS CAUSED BY THE NEGLIGENCE OF OPERATOR OR ANY MEMBER OF THE OPERATOR GROUP.

(d) Failure to Maintain Required Coverages. In the event that (i) Operator does not maintain the insurance coverages required by Section 11 of this Agreement or (ii) Operator fails to include Carson Cogen as an additional insured on all policies of insurance required by Section 11 of this Agreement, then Operator shall hold harmless and indemnify Carson Cogen against all Claims that otherwise would have been insured.

(e) Written Claim. Neither Party shall be obligated to indemnify the other Party or be liable to the other Party unless a written claim for indemnity is delivered to the other Party within ninety (90) days after the date that a Claim is reported or discovered, whichever is earlier.

(f) No Limitation. Except as expressly provided otherwise in this Agreement, the scope of these indemnity provisions may not be altered, restricted, limited, or changed by any other provision of this Agreement. The indemnity obligations of the Parties as set out in this Section 7 are independent of any insurance requirements as set out in Section 11, and such indemnity obligations shall not be lessened or extinguished by reason of a Party’s failure to obtain the required insurance coverages or by any defenses asserted by a Party’s insurers.

(g) Mutual and Express Acknowledgement. THE INDEMNIFICATION PROVISIONS PROVIDED FOR IN THIS AGREEMENT HAVE BEEN EXPRESSLY NEGOTIATED IN EVERY DETAIL, ARE INTENDED TO BE GIVEN FULL AND LITERAL EFFECT, AND SHALL BE APPLICABLE WHETHER OR NOT THE LIABILITIES, OBLIGATIONS, CLAIMS, JUDGMENTS, LOSSES, COSTS, EXPENSES OR DAMAGES IN QUESTION ARISE OR AROSE SOLELY OR IN PART FROM THE GROSS, ACTIVE, PASSIVE OR CONCURRENT NEGLIGENCE, STRICT LIABILITY, OR OTHER FAULT OF ANY INDEMNIFIED PARTY. EACH PARTY ACKNOWLEDGES THAT THIS STATEMENT COMPLIES WITH THE EXPRESS NEGLIGENCE RULE AND CONSTITUTES CONSPICUOUS NOTICE. NOTICE IN THIS CONSPICUOUS NOTICE IS NOT INTENDED TO PROVIDE OR ALTER THE RIGHTS AND OBLIGATIONS OF THE PARTIES, ALL OF WHICH ARE SPECIFIED ELSEWHERE IN THIS AGREEMENT.

(h) Survival. These indemnity obligations shall survive the termination of this Agreement until all applicable statutes of limitation have run regarding any Claims that could be made with respect to the activities contemplated by this Agreement.

(i) Third Party Indemnification. If any Party has the rights to indemnification from a third party, the indemnifying party under this Agreement shall have the right of subrogation with respect to any amounts received from such third-party indemnification claim.

(j) Carson Assets Indemnity Agreement. In the event of any conflict between the provisions of this Agreement and the provisions of the Carson Assets Indemnity Agreement, the provisions of the Carson Assets Indemnity Agreement shall prevail.

SECTION 8 DEFAULT

(a) Default. A Party shall be in default under this Agreement if:

(i) the Party breaches any provision of this Agreement, which breach has a material adverse effect on the other Party, and such breach is not cured within fifteen (15) Business Days after notice thereof (which notice shall describe such breach in reasonable detail) is received by such Party (unless such failure is not commercially reasonably capable of being cured in such fifteen (15) Business Day period in which case such Party shall have commenced remedial action to cure such breach and shall continue to diligently and timely pursue the completion of such remedial action after such notice); or

(ii) the Party (A) files a petition or otherwise commences, authorizes or acquiesces in the commencement of a proceeding or cause of action under any bankruptcy, insolvency, reorganization or similar Applicable Law, or has any such petition filed or commenced against it, (B) makes an assignment or any general arrangement for the benefit of creditors, (C) otherwise becomes bankrupt or insolvent (however evidenced) or (D) has a liquidator, administrator, receiver, trustee, conservator or similar official appointed with respect to it or any substantial portion of its property or assets.

(b) If either of the Parties is in default as described above, then (i) if Carson Cogen is in default, Operator may or (ii) if Operator is in default, Carson Cogen may: (A) terminate this Agreement upon notice to the defaulting Party; (B) withhold any payments due to the defaulting Party under this Agreement; and/or (C) pursue any other remedy at law or in equity.

(c) Obligation to Cure Breach. If a Party breaches any provision of this Agreement, which breach does not have a material adverse effect on the other Party, the breaching Party shall still have the obligation to cure such breach.

SECTION 9 RESERVED

SECTION 10 ASSIGNMENT

As of the Execution Date, TRMC shall assign all of its rights and obligations hereunder to the General Partner, the General Partner shall assign all of its rights and obligations hereunder to the Partnership. The Partnership shall assign its rights and obligations hereunder to Operator. Upon such assignment to Operator, Operator shall have all of the respective rights and obligations set forth herein

Operator shall not assign its rights or obligations under this Agreement without Carson Cogen’s prior written consent.

SECTION 11 INSURANCE

(a) Insurance Required by Operator. Operator shall obtain at its sole cost and expense and shall carry and maintain in full force and effect all insurance coverages required by the Berth 121 Port Lease and the Use Agreement.

(b) Certificates of Insurance; Endorsements. Operator shall cause Carson Cogen to be named as an additional insured on all policies of insurance secured by Operator in accordance with this Agreement. Operator shall furnish Carson Cogen with certificates of insurance evidencing this coverage. All policies shall be endorsed to provide that no material change or cancellation of the coverage shall occur until Carson Cogen has received thirty (30) days written notice. Operator hereby waives, and shall cause its insurers to also waive any right of subrogation that they may have against Carson Cogen or the Carson Cogen Group. All insurance coverage required hereunder shall be primary to, and not in excess of or contributory with, any insurance that may be maintained by Operator.

SECTION 12 GOVERNMENT REGULATIONS

(a) Compliance with Applicable Law. Each Party shall be responsible for compliance with all Applicable Law associated with such Party’s respective performance hereunder and the operation of such Party’s facilities. In the event any action or obligation imposed upon a Party under this Agreement shall at any time be in conflict with any requirement of Applicable Law, then this Agreement shall immediately be modified to conform the action or obligation so adversely affected to the requirements of the Applicable Law, and all other provisions of this Agreement shall remain effective.

(b) Material Change in Applicable Law. If during the Term, any new Applicable Law becomes effective or any existing Applicable Law or its interpretation is materially changed, which change is not addressed by another provision of this Agreement and which has a material adverse economic impact upon a Party, either Party, acting in good faith, shall have the option to request renegotiation of the relevant provisions of this Agreement with respect to future performance. The Parties shall then meet to negotiate in good faith amendments to this Agreement that will conform to the new Applicable Law while preserving the Parties’ economic, operational, commercial and competitive arrangements in accordance with the understandings set forth herein.

SECTION 13 NOTICE

All notices, requests, demands, and other communications hereunder will be in writing and will be deemed to have been duly given: (a) if by transmission by hand delivery, when delivered; (b) if mailed via the official governmental mail system, five (5) Business Days after mailing, provided said notice is sent first class, postage pre-paid, via certified or registered mail, with a return receipt requested; (c) if mailed by an internationally recognized overnight express mail service such as Federal Express, UPS, or DHL Worldwide, one (1) Business Day after deposit therewith prepaid; or (d) if by e-mail, one Business Day after delivery with receipt confirmed. All notices will be addressed to the Parties at the respective addresses as follows:

If to Carson Cogen, to:

Carson Cogen Company

19100 Ridgewood Parkway

San Antonio, Texas 78259

For legal notices:

Attention: Charles A. Cavallo III, Managing Attorney – Commercial

phone: (210) 626-4045

email: Charles.A.Cavallo@tsocorp.com

For all other notices and communications:

Attention: Dennis C. Bak

phone: 310-847-3846

email: Dennis.C.Bak@tsocorp.com

If to Operator, to:

Tesoro Logistics Operations LLC

19100 Ridgewood Parkway

San Antonio, Texas 78259

For legal notices:

Attention: Charles S. Parrish, General Counsel

phone: (210) 626-4280

email: Charles.S.Parrish@tsocorp.com

For all other notices and communications:

Attention: Rick D. Weyen, Vice President, Logistics

phone: (210) 626-4379

email: Rick.D.Weyen@tsocorp.com

or to such other address or to such other Person as either Party will have last designated by notice to the other Party.

SECTION 14 REPORTS AND AUDIT

Each Party and its duly authorized agents and/or representatives shall have reasonable access to the accounting records and other documents maintained by the other Party which relate to this Agreement, and shall have the right to audit such records at any reasonable time or times during the Term and for a period of up to three years after termination of this Agreement. Claims as to shortage in quantity or defects in quality shall be made by written notice within ninety (90) days after the delivery in question or shall be deemed to have been waived.

SECTION 15 CONFIDENTIAL INFORMATION

(a) Confidential Information and Exceptions Thereto. Each Party shall use reasonable efforts to retain the other Parties’ Confidential Information in confidence and not disclose the same to any third party nor use the same, except as authorized by the disclosing Party in writing or as expressly permitted in this Section 15. Each Party further agrees to take the same care with the other Party’s Confidential Information as it does with its own, but in no event less than a reasonable degree of care. Excepted from these obligations of confidence and non-use is that information which:

(i) is available, or becomes available, to the general public without fault of the receiving Party;

(ii) was in the possession of the receiving Party on a non-confidential basis prior to receipt of the same from the disclosing Party (it being understood, for the avoidance of doubt, that this exception shall not apply to information of Operator that was in the possession of Carson Cogen or any of its affiliates as a result of their ownership or operation of Berth 121 prior to the Execution Date);

(iii) is obtained by the receiving Party without an obligation of confidence from a third party who is rightfully in possession of such information and, to the receiving Party’s knowledge, is under no obligation of confidentiality to the disclosing Party; or

(iv) is independently developed by the receiving Party without reference to or use of the disclosing Party’s Confidential Information.

For the purpose of this Section 15, a specific item of Confidential Information shall not be deemed to be within the foregoing exceptions merely because it is embraced by, or underlies, more general information in the public domain or in the possession of the receiving Party.

(b) Required Disclosure. Notwithstanding Section 15(a) above, if the receiving Party becomes legally compelled to disclose the Confidential Information by a court, Governmental Authority or Applicable Law, or is required to disclose by the listing standards of any applicable securities exchange, any of the disclosing Party’s Confidential Information, the receiving Party shall promptly advise the disclosing Party of such requirement to disclose Confidential Information as soon as the receiving Party becomes aware that such a requirement to disclose might become effective, in order that, where possible, the disclosing Party may seek a protective order or such other remedy as the disclosing Party may consider appropriate in the circumstances. The receiving Party shall disclose only that portion of the disclosing Party’s Confidential Information that it is required to disclose and shall cooperate with the disclosing Party in allowing the disclosing Party to obtain such protective order or other relief.

(c) Return of Confidential Information. Upon written request by the disclosing Party, all of the disclosing Party’s Confidential Information in whatever form shall be returned to the disclosing Party upon termination of this Agreement or destroyed with destruction certified by the receiving Party, without the receiving Party retaining copies thereof except that one copy of all such Confidential Information may be retained by a Party’s legal department solely to the extent that such Party is required to keep a copy of such Confidential Information pursuant to Applicable Law, and the receiving Party shall be entitled to retain any Confidential Information in the electronic form or stored on automatic computer back-up archiving systems during the period such backup or archived materials are retained under such Party’s customary procedures and policies; provided, however, that any Confidential Information retained by the receiving Party shall be maintained subject to confidentiality pursuant to the terms of this Section 15, and such archived or back-up Confidential Information shall not be accessed except as required by Applicable Law.

(d) Receiving Party Personnel. The receiving Party will limit access to the Confidential Information of the disclosing Party to those of its employees, attorneys and contractors that have a need to know such information in order for the receiving Party to exercise or perform its rights and obligations under this Agreement (the “Receiving Party Personnel”). The Receiving Party Personnel who have access to any Confidential Information of the disclosing Party will be made aware of the confidentiality provision of this Agreement, and will be required to abide by the terms thereof. Any third party contractors that are given access to Confidential Information of a disclosing Party pursuant to the terms hereof shall be required to sign a written agreement pursuant to which such Receiving Party Personnel agree to be bound by the provisions of this Agreement, which written agreement will expressly state that it is enforceable against such Receiving Party Personnel by the disclosing Party.

(e) Survival. The obligation of confidentiality under this Section 15 shall survive the termination of this Agreement for a period of two (2) years.

SECTION 16 MISCELLANEOUS

(a) Amendment or Modification. This Agreement may be amended or modified only by a written instrument executed by the Parties. Any of the terms and conditions of this Agreement may be waived in writing at any time by the Party entitled to the benefits thereof. No waiver of any of the terms and conditions of this Agreement, or any breach thereof, will be effective unless in writing signed by a duly authorized individual on behalf of the Party against which the waiver is sought to be enforced. No waiver of any term or condition or of any breach of this Agreement will be deemed or will constitute a waiver of any other term or condition or of any later breach (whether or not similar), nor will such waiver constitute a continuing waiver unless otherwise expressly provided.

(b) Integration. This Agreement, together with the other agreements referred to herein, constitutes the entire agreement among the Parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings of the Parties in connection therewith.

(c) Construction and Interpretation. In interpreting this Agreement, unless the context expressly requires otherwise, all of the following apply to the interpretation of this Agreement:

(i) Preparation of this Agreement has been a joint effort of the Parties and the resulting Agreement against one of the Parties as the drafting Party;

(ii) Plural and singular words each include the other.

(iii) Masculine, feminine and neutral genders each include the others.

(iv) The word “or” is not exclusive and includes “and/or”.

(v) The words “includes” and “including” are not limiting.

(vi) References to the Parties include their respective successors and permitted assignees.

(vii) The headings in this Agreement are included for convenience and do not affect the construction or interpretation of any provision of, or the rights or obligations of a Party under, this Agreement.

(d) Applicable Law; Forum, Venue and Jurisdiction. This Agreement shall be governed by the laws of the State of Texas without giving effect to its conflict of laws principles; provided that any issues or claims arising out of the terms and conditions of the Berth 121 Port Lease, or rules and regulations of the POLB and the City will be governed by the laws of the State of California. Each Party hereby irrevocably submits to the exclusive jurisdiction of any federal court of competent jurisdiction situated in the United States District Court for the Western District of Texas, San Antonio Division, or if such federal court declines to exercise or does not have jurisdiction, in the district court of Bexar County, Texas; provided that this limitation shall not prevent a party from joining the other party in an action in another forum involving the POLB and/or the City. The Parties expressly and irrevocably submit to the jurisdiction of said court and irrevocably waive any objection which they may now or hereafter have to the laying of venue of any action, suit or proceeding arising out of or relating to this Agreement brought in such court, irrevocably waive any claim that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum and further irrevocably waive the right to object, with respect to such claim, action, suit or proceeding brought in any such court, that such court does not have jurisdiction over such Party. The Parties hereby irrevocably consent to the service of process by registered mail, postage prepaid, or by personal service within or without the State of Texas. Nothing contained herein shall affect the right to serve process in any manner permitted by law.

(e) Counterparts. This Agreement may be executed in one or more counterparts (including by facsimile or portable document format (pdf)) for the convenience of the Parties hereto, each of which counterparts will be deemed an original, but all of which counterparts together will constitute one and the same agreement.

(f) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be valid and effective under Applicable Law, but if any provision of this Agreement or the application of any such provision to any Person or circumstance will be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision hereof, and the Parties will negotiate in good faith with a view to substitute for such provision a suitable and equitable solution in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

(g) No Third Party Rights. Except as expressly provided herein, it is expressly understood that the provisions of this Agreement do not impart enforceable rights in anyone who is not a Party or successor or permitted assignee of a Party.

(h) Jury Waiver. EACH PARTY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDINGS RELATING TO THIS AGREEMENT OR ANY PERFORMANCE OR FAILURE TO PERFORM OF ANY OBLIGATION HEREUNDER.

(i) Independent Contractor. Operator’s relationship to Carson Cogen hereunder shall be that of an independent contractor. Nothing in this Agreement shall be construed to make Operator or any of its employees, an agent, associate, joint venture or partner of Carson Cogen.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement as of the Execution Date.

TESORO LOGISTICS OPERATIONS LLC

By:		/s/ Phillip M. Anderson
Phillip M. Anderson President

CARSON COGENERATION COMPANY

By:		/s/ Gregory J. Goff
Gregory J. Goff
Chairman of the Board of Directors and President

Solely for the purposes of Section 10: TESORO REFINING & MARKETING COMPANY LLC

By:		/s/ Gregory J. Goff
Gregory J. Goff
Chairman of the Board of Managers and President

Solely for the purposes of Section 10: TESORO LOGISTICS GP, LLC

By:		/s/ Phillip M. Anderson
Phillip M. Anderson
President

Solely for the purposes of Section 10: TESORO LOGISTICS LP

	By:	Tesoro Logistics GP, LLC, its general partner

	By:	/s/ Phillip M. Anderson
Phillip M. Anderson President

Signature Page to Berth 121 Operating Agreement